SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2002
FILE NUMBER 811-2731
SERIES NO.:   2

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class             $    8,998
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class        $      960
              Personal Investment Class       $       41
              Cash Management Class           $    2,195
              Reserve Class                   $       43
              Resource Class                  $    1,001

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class             $000.0066
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Investment Class        $000.0053
              Personal Investment Class       $000.0040
              Cash Management Class           $000.0062
              Reserve Class                   $000.0025
              Resource Class                  $000.0058

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class             1,186,639
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class          188,284
              Personal Investment Class          17,163
              Cash Management Class             385,866
              Reserve Class                      14,037
              Resource Class                    217,609

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class                $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class           $ 1.00
              Personal Investment Class          $ 1.00
              Cash Management Class              $ 1.00
              Reserve Class                      $ 1.00
              Resource Class                     $ 1.00